EXHIBIT 99.1

                                                                     FOR RELEASE
                                                        March 18th, 2005 9AM EST

            QuietTiger Inc. Finalizes Definitive Agreement to Acquire
                  DarkNoise Technologies' Intellectual Property

DarkNoise technology, when completed and released by QuietTiger, has the potential to drastically reduce the unauthorized "copy-ability" of CDs and DVDs.

PHOENIX, AZ -- March 18, 2005 -- QuietTiger, Inc. (OTCBB: QTIG), the exclusive marketing arm of SunnComm International, Inc (OTC: SCMI), announced today that it has reached a definitive agreement with DarkNoise Technologies Limited, a United Kingdom company, to transfer intellectual property including inventions, pending patents, research and development as well as all equipment and property relating to current joint development initiatives.

The agreement has been completed without any additional outlay of cash or equities from QuietTiger. The original Memorandum of Understanding between QuietTiger and DarkNoise announced in Q1/04 (http://www.sunncomm.com /press/pressrelease.asp?prid=200402040700) involved the outright sale of the DarkNoise Technologies organization to QuietTiger. An integral part of the earlier transaction included a requirement for DarkNoise to deliver a 100% functional technology in order to consummate the acquisition. Due to resource challenges abroad, DarkNoise was unable to fully complete and deliver its ground-breaking technology. The project was temporarily postponed pending an alternative solution.

"Both companies have worked diligently to bring the DarkNoise technology to this point," confirmed Bill Whitmore, QuietTiger's President. "There is no question in our minds that a fully developed and operational DarkNoise technology will revolutionize the future of CD and DVD copy management, especially when integrated into our current market-leading MediaMax technology suite of products. QuietTiger is committed to doing whatever it can to see this project through to its completion."

Resources from around the world have been enlisted to help facilitate the completion of the DarkNoise technology. They include the DarkNoise technology staff, the SunnComm development team, and an institutional leader in the development of audio processing and music engineering technologies. Whitmore continues, "QuietTiger intends to capitalize on the relationships it has developed and maintained across the music industry and academia. We believe we are in a unique position to bring this technology to market."

The DarkNoise technology inserts data into digital audio files that is inaudible as long as the file is played "as is." However, if the CD or DVD is copied in an unauthorized fashion, the once-inaudible signal becomes "interference" and renders the content unusable. It is analogous to certain "invisible" inks used on original printed documents that become visible on unauthorized copies thus branding the copy as "unauthorized," making the unauthorized copy unusable altogether.

"As always, QuietTiger's goal is to offer a CD and DVD platform that delivers unparalleled features for consumers, while consistently staying ahead of those that still refuse to understand that copying CDs or DVDs and then giving that copied content to friends is the same as stealing. The consequences for the artists, publishers and labels are very real," declared Scott Stoegbauer, QuietTiger's VP of Sales & Marketing. "Our objective has been, and will always be, to continue providing additional layers of security within MediaMax that do


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not impact  playability  in any way.  Developing  an  effective  CD and DVD copy management and enhancement technology that does not interfere with the consumer experience is QuietTiger's "Prime Directive" and is at the heart of all of our development efforts."

ABOUT QUIETTIGER

QuietTiger, Inc. (OTCBB: QTIG) with its international reach, implements the delivery of digital content security products for the music and entertainment industry. With established long-term industry contacts throughout the world, the company understands the challenges surrounding digital content management and protection. The QuietTiger team of professionals has spent more than 50 years in the music and movie industry. QuietTiger (www.quiettiger.com) is the exclusive sales and marketing arm for SunnComm's MediaMax suite of products.


For additional information about the company, its vision, philosophy, partners, and customers, please visit the Company's Web site at www.quiettiger.com or contact:

Company Contact:                         Investor contact:
William H. Whitmore, Jr.                 Investor Communications Consulting
602-267-3800                             602-231-0681
bill@quiettiger.com                      press@quiettiger.com


ABOUT SUNNCOMM

In just five years, SunnComm International Inc. (OTC: SCMI) has become the leader in digital content enhancement and security technology for audio compact disc media. 2004 was a year of milestones for SunnComm including Anthony Hamilton's "MediaMax'd" CD "Comin' From Where I'm From" achieving platinum status and Velvet Revolver's "Contraband" CD reaching the #1 spot on Billboard's Top 200 Album Chart becoming the world's first number one CD to include content management. "Contraband" also achieved double-platinum status by selling more than 2 million units. Additionally, SunnComm's technology appeared on many other best-selling albums in 2004, some of which have gone gold. The year ended with MediaMax implemented on more than 75 commercially released CD titles across 25 record labels generating over 10 million CDs, making it the U.S. market leader in copy control and enhancement technology.

MediaMax is mastered directly on the audio CD and is accessible using a personal computer. SunnComm was the first company to commercially release a content-protected audio CD utilizing an early version of the Microsoft Windows Media Data Session Toolkit, and was the first company in America to commercially
release             a             copy-managed              audio             CD
(www.microsoft.com/presspass/press/2003/jan03/01-20SessionToolkitPR.asp).  Bonus features include on-board press kits, artist-related promotions, videos, song lyrics, artist bio page, photo gallery, web links and tune-sharing capability through SunnComm's MusicMail(TM) functionality. For more detailed information about the company, its vision or philosophy, personnel, partners, and customers, please visit the company's Web site at www.sunncomm.com, or call the Company directly at (602) 267-7500. For additional information or investor relations please contact:

Company contact:                         Investor contact:
Peter H. Jacobs                          Investor Communications Consulting
602-267-7500                             602-231-0681
peter@sunncomm.com                       press@sunncomm.com

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MediaMax CD3, MediaMax Technology,  On-the-Fly Technology, PromoPlay, TuneShare,
MusicMail, Secure Burn and SunnComm are registered and/or trademarks of SunnComm International, Inc., in the United States and/or other countries. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

This news release contains predictions, projections and other statements about the future that are intended to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of l995 (collectively, "forward-looking statements"). Forward-looking statements relate to various aspects of the Company's operations and strategies, including but not limited to the effects of having experienced significant losses in the past and the risk that the Company may incur losses in the future; the Company's limited liquidity and significant indebtedness; its sales forecasts for future periods not being attained and the risk that the Company will not conclude additional revenue-generating license agreements covering its content protection and enhancement technologies; the Company's marketing, product development, acquisition investments, licensing and other strategies not being successful; possible future issuances of debt or equity securities; the possible incurrence of significant patent litigation expenses or adverse legal determinations that find our patents not to be valid; new business development and industry trends; the possible need to raise additional capital in order to meet the Company's obligations and most other statements that are not historical in nature. Important factors that could cause actual results to differ materially from those described in the forward-looking statements are described in cautionary statements included in this news release. In assessing forward-looking statements, readers are urged to consider carefully these cautionary statements. Forward-looking statements speak only as of the date of this news release, and the Company disclaims any obligations to update such statements.

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